Exhibit 99.1

1 Fountain Square
Chattanooga, TN 37402 www.unum.com

News	FOR IMMEDIATE RELEASE
Contacts
	INVESTORS	Thomas A. H. White 423 294 8996
Madhavi Venkatesan 423 294 1630

Unum Group Reports Second Quarter 2007 Results

Strong Performance Across All Operating Segments

2007 Operating Earnings Guidance Revised Upward

Claim Reassessment Ahead of Schedule; Reserve Increased

CHATTANOOGA, Tenn. (August 1, 2007) – Unum Group (NYSE: UNM) announced today its results for the second quarter of 2007. The Company reported net income of $153.5 million ($0.43 per diluted common share), compared to net income of $125.2 million ($0.38 per diluted common share) for the second quarter of 2006.

Included in the results for the second quarter of 2007 is a net increase in the provision for the cost related to the claim reassessment process of $53.0 million before tax, or $34.5 million after tax ($0.10 per diluted common share), to reflect the Company’s revised estimate of benefit costs and operating expenses. Also included in the quarter results are net realized after-tax investment gains of

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

$6.5 million ($0.02 per diluted common share). For the comparable period in 2006, the net realized after-tax investment loss was $3.6 million ($0.01 per diluted common share). Additionally, results for the second quarter of 2006 included after-tax debt extinguishment costs of $11.6 million ($0.04 per diluted common share) and income of $1.9 million ($0.01 per diluted common share) from discontinued operations.

Adjusting for these items, income from continuing operations on an after-tax basis was $181.5 million ($0.51 per diluted common share) in the second quarter of 2007, compared to $138.5 million ($0.42 per diluted common share) in the second quarter of 2006.

Commenting on the quarter, Thomas R. Watjen, president and chief executive officer, stated, “We had very solid operating results in the quarter, highlighted by record quarterly income at Colonial, continued high level of performance at Unum UK, and continued improvement in Unum US, particularly within the group income protection line. I am particularly pleased with the continued consistency of performance across the Company and that we again exceeded expectations. Based on our results for the first half of 2007 and the momentum building around the Company, we have increased our full year 2007 operating earnings guidance to a range of $2.01 to $2.04 per share.”

“I am also very pleased with the progress we have made toward completing the claim reassessment process entered into as part of our past regulatory settlements. We now expect to substantially complete that process by the end of the third quarter – ahead of schedule. Although we have added to our reassessment reserve, it remains within our projected range.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses. “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

Unum US reported operating income of $92.3 million in the second quarter of 2007, compared to operating income of $104.5 million in the second quarter of 2006. Included in the results for the second quarter is an increase of $76.5 million related to the Company’s revised estimates of the benefit costs for the claim reassessment process and the release of $10.3 million from the operating expense reserve related to the same, for a net reduction in operating income of $66.2 million. Excluding these impacts, operating income for the segment was $158.5 million.

Within this segment, the group income protection line of business reported an operating loss of $15.4 million in the second quarter of 2007, compared to operating income of $10.4 million in the second quarter of 2006. The results for the current quarter include the revised cost estimates for the reassessment process described above, which resulted in a reduction

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

to operating income of $66.2 million. Excluding these items, operating income for this line of business was $50.8 million in the second quarter of 2007. The benefit ratio for the second quarter of 2007 was 105.2 percent. Excluding the reassessment reserve revision, the benefit ratio for the second quarter of 2007 was 92.7 percent compared to 95.1 percent in the second quarter 2006 and 93.4 percent in the first quarter of 2007. The improvement in the benefit ratio was primarily driven by continued improvements in claims management and lower paid claims in both the group long-term and short-term income protection lines of business compared to the second quarter of 2006. Premium income in group income protection declined 2.2 percent to $609.3 million in the second quarter of 2007, compared to $622.9 million in the second quarter of 2006. The decline remains primarily attributable to the Company’s disciplined approach to pricing, renewals, and risk selection. Sales of fully insured group long-term income protection products in the second quarter of 2007 increased by 4.1 percent to $53.0 million, compared to $50.9 million in the year ago quarter. Sales of fully insured group short-term income protection products declined by 13.8 percent to $16.2 million in the second quarter of 2007, compared to $18.8 million in the second quarter of 2006. Premium persistency in the group long-term income protection line of business was 83.9 percent through the second quarter of 2007, compared to 86.5 percent in the first six months of 2006. Case persistency for this line was 87.7 percent for the first six months of 2007, compared to 87.1 percent in the comparable year ago period. Premium persistency in the group short-term income protection line of business was 74.9 percent for the first six months

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

of 2007 compared to 83.0 percent for the comparable period in 2006. Case persistency for the line was 86.6 percent for the first six months of 2007, compared to 85.6 percent in the first six months of 2006.

The group life and accidental death and dismemberment line of business reported a 15.0 percent increase in operating income to $51.5 million in the second quarter of 2007, compared to $44.8 million in the second quarter of 2006, reflecting a favorable incidence rate in group life which outweighed a higher level of incidence in the accidental death and dismemberment line. Premium income for this line of business declined 14.5 percent to $309.2 million in the second quarter of 2007, compared to $361.5 million in the second quarter of 2006, reflecting the Company’s ongoing disciplined approach to pricing, renewals, and risk selection. Sales of group life products in the second quarter of 2007 declined 18.9 percent to $35.3 million compared to $43.5 million in the second quarter of 2006. Premium persistency in the group life line of business was 78.3 percent in the first six months of 2007, compared to 79.9 percent for the comparable period in 2006. Case persistency for the first six months of 2007 and 2006 was 86.5 percent.

The Unum US supplemental and voluntary lines of business reported a 14.0 percent increase in operating income to $56.2 million in the second quarter of 2007, compared to $49.3 million in the second quarter of 2006. The improvement in operating income was driven by favorable results in the performance of the individual income protection – recently issued and voluntary workplace benefits lines of business, which offset lower operating

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

income in the long-term care line of business. Premium income for supplemental and voluntary lines increased 6.1 percent to $347.2 million in the second quarter of 2007, compared to $327.2 million in the second quarter of 2006. Sales in the voluntary workplace benefits line of business increased 10.9 percent in the second quarter of 2007, sales in the individual income protection – recently issued line increased 15.1 percent, and long-term care sales increased 30.6 percent compared with the year ago quarter.

Unum UK Segment

Unum UK reported operating income of $77.7 million in the second quarter of 2007, a 38.5 percent increase, compared to $56.1 million in the second quarter of 2006. Operating income benefited from a decline in the benefit ratio to 62.2 percent in the second quarter of 2007 compared to 68.7 percent in the second quarter of 2006, resulting primarily from lower claim incidence in the group long-term income protection line of business. In addition, favorable currency exchange rates continued to benefit reported results for the segment. In local currency, operating income for the second quarter of 2007 increased 27.4 percent from the second quarter of 2006. Premium income increased 23.1 percent to $247.0 million in the second quarter of 2007, compared to $200.7 million in the second quarter of 2006. In local currency, premium income increased 13.2 percent compared to the second quarter of 2006. Sales increased 39.0 percent to $27.8 million in the second quarter of 2007, compared to $20.0 million in the second quarter of 2006. In local currency, sales for the second quarter of 2007 increased 28.4 percent compared to the second quarter of 2006.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Colonial Segment

Colonial reported a 30.1 percent increase in operating income to $64.9 million in the second quarter of 2007, compared to $49.9 million in the second quarter of 2006. Results in the second quarter of 2007 were driven by continued favorable mortality experience in the life line of business and positive claims experience in the income protection line of business. The benefit ratio in the second quarter of 2007 was 47.2 percent, compared to 52.7 percent for the same period in 2006. During the second quarter, Colonial reached a milestone, having achieved one billion dollars in in-force premium. Premium income for the second quarter of 2007 increased to $224.8 million, compared to $209.5 million in the second quarter of 2006. Sales increased 7.5 percent to $78.6 million in the second quarter of 2007 from $73.1 million in the second quarter of 2006. New account growth was 12.0 percent in the second quarter of 2007 compared to the second quarter of 2006. However, average new case size continued to decline in year-over-year comparisons. Average weekly producers increased 5.1 percent in the second quarter of 2007 compared to the second quarter of 2006, while average weekly premium per agent increased 2.5 percent.

Individual Income Protection – Closed Block Segment

The Individual Income Protection – Closed Block segment reported operating income of $42.6 million in the second quarter of 2007, compared to $33.2 million in the second quarter of 2006. Results in the current

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

quarter include the above stated revision of the estimate for claim reassessment reserves. During the quarter, the previous estimates for benefit costs and operating expenses for the claim reassessment process in this segment were revised downward, resulting in a release of $10.7 million of benefit cost reserves and $2.5 million of operating expense reserves. These two adjustments increased operating income for this segment by $13.2 million. Excluding these impacts, operating income in this segment totaled $29.4 million in the second quarter of 2007. The interest adjusted loss ratio for the segment was 88.1 percent for the second quarter of 2007. Excluding the reassessment reserve revision, the ratio declined slightly to 92.4 percent in the second quarter of 2007 compared to 93.0 percent in the second quarter of 2006.

Other Segment

The Other segment reported operating income of $4.0 million in the second quarter of 2007, compared to $5.4 million in the second quarter of 2006.

Corporate Segment

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain other corporate expenses, reported a loss of $59.0 million in the second quarter of 2007, compared to a loss of $53.7 million in the second quarter of 2006. Included in this segment in the

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

second quarter of 2007 is a litigation settlement accrual totaling $11.6 million related to settlement of the federal securities law class action lawsuit. Interest and debt expense, including cost related to early retirement of debt, was $45.3 million in the second quarter of 2007, compared to $66.5 million in the second quarter of 2006. Included in debt costs for the second quarter of 2007 is $0.8 million related to early retirement of debt compared to $17.8 million in 2006.

OTHER INFORMATION

Revision to Claim Reassessment Cost

As of the end of the second quarter of 2007, the Company had completed the mailing of all of the required claim reassessment notices to claimants. Less than one percent of these individuals have unexpired time remaining to complete and return the necessary claim reassessment information forms. Therefore, 99 percent of the potential inventory of claim reassessment information forms have been returned to the Company, with the claim reassessment decisions completed on approximately 88 percent of the forms. The Company has not yet finalized its claim reassessment decisions on the remaining forms but has performed a financial review and included that information in its analysis of emerging experience. The Company now believes that it will substantially complete the claim reassessment process by the end of the third quarter of 2007 and does not anticipate further revisions to its provision.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Because of an increase in the overturn rate, which was 48 percent for the second quarter of 2007 and was 45 percent for the first six months of 2007, as well as an increase in the average benefit cost per claim, the Company revised its assumptions and in the second quarter of 2007 increased its provision for the cost of the reassessment process by $53.0 million before tax, or $34.5 million after tax. This charge was within the Company’s previously disclosed range of +/- $60.0 million for reasonably possible outcomes relative to its then best estimates.

Additional information regarding the second quarter revision to the Company’s estimate is as follows:

1.	The Company increased its previous estimate for benefit costs for claims reopened for the Unum US group long-term income protection product line by $76.5 million. The revision related to the increase during the second quarter of 2007 in the overturn rate and the average cost, as well as a slightly higher number of claims.

2.	The Company decreased its previous estimate for benefit costs for claims reopened for its Individual Income Protection – Closed Block segment by $10.7 million. Although the experience relative to assumptions for the overturn rate was slightly higher, experience now indicates that the total number of claims for this segment will be less than its previous assumptions.

3.	The Company decreased its previous estimate for the additional incremental direct claim reassessment operating expenses by $12.8 million due to its projections for an earlier completion of the reassessment process. The Company released $10.3 million for Unum US group long-term income protection and $2.5 million for the Individual Income Protection – Closed Block segment.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

4.	These adjustments to the claim reassessment costs decreased before-tax operating income for the Unum US group income protection line of business by $66.2 million and increased before-tax operating income for the Individual Income Protection – Closed Block segment by $13.2 million.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution, was 354,837.4 for the second quarter of 2007, compared to 329,905.0 for the second quarter of 2006.

Book Value

Book value per common share as of June 30, 2007 was $20.43, compared to $20.40 at June 30, 2006. Excluding the net unrealized gain on securities and the net gain on cash flow hedges, book value per common share at June 30, 2007 was $19.84, compared to $19.85 at June 30, 2006.

OUTLOOK

The Company is revising upward its full year 2007 operating earnings guidance to a range of $2.01 to $2.04 per share, excluding the claim reassessment charge, from previous guidance of $1.91 to $1.95 per share, based on the second quarter performance and current expectations for the remainder of the year. Incorporated in the Company’s estimates is continued improvement in the benefit ratio for the Unum US group income protection line to within its previously stated guidance of a range of 90.0 percent to 92.0 percent by the end of 2007. Additionally, the Company is restating its guidance for the 2007 return on equity

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

for its three primary operating segments to a range of 14.0 percent to 14.2 percent from previous guidance of a range of 13.1 percent to 13.4 percent, and for the total Company to a range of 10.2 percent to 10.3 percent from previous guidance of a range of 9.7 percent to 9.9 percent.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, and excluding certain other items specified in the non-GAAP reconciliation, is a better performance measure and a better indicator of the profitability and underlying trends in its business. Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The exclusion of certain other items specified in the non-GAAP reconciliation also enhances the understanding and comparability of the Company’s performance and the underlying fundamentals in its operations, but this exclusion is not an indication that similar items may not recur. The Company believes book value per common share excluding unrealized gains and losses on securities and the net gain on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure. For a reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

CONFERENCE CALL INFORMATION

Unum Group senior management will host a conference call on Thursday, August 2, 2007 at 9:00 a.m. (EDST) to discuss the results of operations for the second quarter. Included in the discussion will be forward-looking information, such as guidance on future results and trends in operations, as well as other material information.

The dial-in number for the conference call is (800) 811-8845 for U.S. and Canada. For International, the dial-in number is (913) 981-4905. A live webcast of the call will also be available at www.unum.com in a listen-only mode. It is recommended that webcast viewers access the “Investor Information” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call. A replay of the call will be available by telephone and on the Company’s website through Wednesday, August 8. In conjunction with the Company’s earnings announcement, the Company’s Statistical Supplement for the second quarter of 2007 has been made available on the “Investor Information” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability income protection insurance in the United States and the United Kingdom.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as our earnings per share and return on equity guidance and our Unum US group income protection benefit ratio guidance, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in our reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of our insurance company subsidiaries to pay dividends or extend credit to us and certain of our intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

results, see our filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed Form 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)

Unum Group (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Operating Revenue by Segment	$2,655.2	$2,627.5	$5,259.5	$5,225.1
Net Realized Investment Gain (Loss)	10.4	(5.8)	6.7	(3.3)

Total Revenue	$2,665.6	$2,621.7	$5,266.2	$5,221.8

Operating Income by Segment	$222.5	$195.4	$486.1	$300.5
Net Realized Investment Gain (Loss)	10.4	(5.8)	6.7	(3.3)
Income Tax	79.4	66.3	167.9	102.5

Income from Continuing Operations	153.5	123.3	324.9	194.7
Income from Discontinued Operations, Net of Tax	—	1.9	6.9	3.9

Net Income	$153.5	$125.2	$331.8	$198.6

PER SHARE INFORMATION
Assuming Dilution:
Income from Continuing Operations	$0.43	$0.37	$0.93	$0.60
Income from Discontinued Operations, Net of Tax	—	0.01	0.02	0.01

Net Income	$0.43	$0.38	$0.95	$0.61

Basic:
Income from Continuing Operations	$0.44	$0.38	$0.94	$0.63
Income from Discontinued Operations, Net of Tax	—	0.01	0.02	0.01

Net Income	$0.44	$0.39	$0.96	$0.64

Weighted Average Common Shares - Basic (000s)	350,843.8	319,207.3	346,053.6	308,266.8
Weighted Average Common Shares - Assuming Dilution (000s)	354,837.4	329,905.0	350,636.5	324,834.6

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30, 2007		Three Months Ended June 30, 2006
	(in millions)	per share *	(in millions)	per share *
Income from Continuing Operations, As Adjusted	$181.5	$0.51	$138.5	$0.42
Adjustments, After Tax
Net Realized Investment Gain (Loss)	6.5	0.02	(3.6)	(0.01)
Regulatory Reassessment Charge	(34.5)	(0.10)
Debt Extinguishment Costs			(11.6)	(0.04)

Income from Continuing Operations	153.5	0.43	123.3	0.37
Income from Discontinued Operations	—	—	1.9	0.01

Net Income	$153.5	$0.43	$125.2	$0.38

			Three Months Ended June 30, 2007
			(in millions)	benefit ratio**
Unum US Group Income Protection
Premium Income			$609.3
Benefits and Change in Reserves for Future Benefits			641.2	105.2%
Regulatory Reassessment Charge			(76.5)
Benefits and Change in Reserves for Future Benefits, Excluding Regulatory Reassessment Charge			564.7	92.7%

	As of June 30
	2007		2006
	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity, As Adjusted	$7,158.2	$19.84	$6,800.0	$19.85
Net Unrealized Gain on Securities	78.0	0.22	60.7	0.18
Net Gain on Cash Flow Hedges	135.4	0.37	126.2	0.37

Total Stockholders’ Equity (Book Value)	$7,371.6	$20.43	$6,986.9	$20.40

	Outlook Range Twelve Months Ended December 31, 2007
	(in millions)	per share ***	(in millions)	per share ***
After-tax Operating Income (Loss) by Segment Excluding Net Realized Investment Gain and Regulatory Reassessment Charge
Primary Operating Segments (Unum US, Unum UK, and Colonial)	$761.9		$772.5
Individual Income Protection - Closed Block	66.2		66.2
Other	9.5		9.5
Corporate	(122.4)		(122.4)

Total	715.2	$2.01	725.8	$2.04
Regulatory Reassessment Charge, Net of Tax	(34.5)	(0.10)	(34.5)	(0.10)

After-tax Operating Income Excluding Net Realized Investment Gain	680.7	1.91	691.3	1.94
Net Realized Investment Gain	6.7	0.02	6.7	0.02
Income Tax Expense on Net Realized Investment Gain	(3.4)	(0.01)	(3.4)	(0.01)

Net Income	$684.0	$1.92	$694.6	$1.95

*	Assuming Dilution
**	Benefits and Change in Reserves for Future Benefits as a percent of Premium Income
***	Assuming Dilution - Forecasted Weighted Average Shares of 355.8 million

Note: Outlook range for Return on Equity assumes $7.0 billion average equity, as adjusted. Approximately 69.0% of Corporate loss and equity is allocated to the primary operating segments for the Return on Equity Outlook calculations.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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